SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 20, 2014

BANK OF THE JAMES FINANCIAL

GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	001-35402	20-0500300
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

828 Main Street, Lynchburg, VA	24504
(Address of principal executive offices)	(Zip Code)

(434) 846-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 20, 2014, Bank of the James Financial Group, Inc. (the “Company”) held its Annual Meeting of Shareholders for which the Board of Directors solicited proxies. At the Annual Meeting, the shareholders of the Company voted on the following proposals described in the Proxy Statement dated April 9, 2014:

•	The election of four Group Two directors to the Company’s board of directors for a three year term to expire at the Company’s 2017 annual meeting of shareholders;

•	The election of one Group One director to the Company’s board of directors for a two year term to expire at the Company’s 2016 annual meeting of shareholders;

•	Ratification of the appointment of Yount, Hyde & Barbour, P.C. to serve as independent auditors of the Company for the year ended December 31, 2014; and

•	Approval on an advisory (non-binding) basis of the compensation of the Company’s named executive officers.

As of March 25, 2014, the record date for the determination of the shareholders entitled to notice of, and vote at the Annual Meeting, there were 3,364,874 shares of common stock outstanding and eligible to vote. 2,424,233 shares, or approximately 72.04% of the outstanding shares, were represented at the meeting in person or by proxy. The following are the final votes on the matters presented to the shareholders at the Annual Meeting as follows:

Election of Directors

Name	Votes For	Withheld	Broker Non-Votes
Robert R. Chapman III	1,503,703	6,708	853,822
Donna Schewel Clark	1,465,521	104,890	853,822
Julie P. Doyle	1,556,139	14,272	853,822
Augustus A. Petticolas, Jr.	1,563,629	6,782	853,822
Donald M. Giles	1,560,601	9,810	853,822

Ratification of the Appointment of Yount,Hyde & Barbour, P.C. as the Company’s

Independent Registered Public Accountant

Votes For	Votes Against	Abstain	Broker Non-Votes

2,419,251	3,214	1,768	—

Advisory (Non-Binding) Approval of the Compensation of the

Company’s Named Executive Officers

Votes For	Votes Against	Abstentions	Broker Non-Votes

1,421,681	31,004	117,726	853,822

SIGNATURE

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 27, 2014	BANK OF THE JAMES FINANCIAL GROUP, INC.

	By	/s/ J. Todd Scruggs
J. Todd Scruggs
Secretary-Treasurer